Exhibit 99.1

Rent-A-Center, Inc. Announces New Independent Director Jen You

PLANO, Texas--(BUSINESS WIRE)—January 27, 2022-- Rent-A-Center, Inc. (the "Company" or "Rent-A-Center") (NASDAQ/NGS: RCII), a leading provider of technology driven, flexible, no debt obligation leasing solutions for consumers, today announced that, effective January 26, 2022, Ms. Jen You has been elected to the Rent-A-Center Board of Directors (the “Board”) as a new independent director.

Ms. You is an accomplished technology executive. Ms. You currently serves as Head of Product for Uber Rides, a leading global mobility as a service provider, where she leads a global product organization building consumer experiences and reimagining mobility in over 80 countries around the world. Prior to her current position, Ms. You served as VP Growth for RippleX Platform, a provider of technology infrastructure, tools, services, programs and support for creation on the XRP Blockchain Ledger (XRPL), from April 2020 to January 2021; VP Technology Products, Growth & Monetization Strategy, for WeWork, a provider of flexible shared workspaces, from October 2018 to April 2020; and VP Product & Operations for UnitedMasters, a leading digital content distribution company, from December 2016 to August 2018. Prior to that, she served various product and business roles at Facebook (now Meta), a leading social media platform, from 2012 to 2016. In 2020, Ms. You led the launch of a new open-source payment protocol called PayID reaching over 125 million consumers globally, and launched the Open Payments Coalition, a consortium of the world’s largest wallets and exchanges collaborating to make payments more open and interoperable for all consumers. Ms. You received an AB from Harvard College, and an MBA from Stanford Graduate School of Business.

“Jen’s extensive knowledge in technology products and platforms including in the consumer space, along with her strong background and leadership skills, will provide a valuable addition to our Board as we continue to implement digital solutions for consumers and merchants across our business,” said Mitch Fadel, Chief Executive Officer of Rent-A-Center. “We are excited to have Jen join our Board and look forward to her insights and contributions to our company.”

About Rent-A-Center, Inc.

Rent-A-Center, Inc. (NASDAQ: RCII) is a leading provider of technology driven, flexible, no debt obligation leasing solutions that offer underserved consumers access to and potential ownership of high-quality durable goods that enhance the quality of life. The Company’s omni-channel model utilizes proprietary data and technology to facilitate transactions across a wide range of retail channels including its own Acima virtual lease-to-own platform, Rentacenter.com, e-commerce partner platforms, partner retail stores, and Rent-A-Center branded stores. For additional information about the Company, please visit our website Rentacenter.com or Investor.rentacenter.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology and including, among others, statements concerning the Company’s growth strategies and initiatives and other future growth opportunities. There can be no assurance that such expectations will occur. The Company's actual future performance could differ materially and adversely from such statements. Factors that could cause or contribute to such differences include the risks detailed from time to time in the Company's SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2020 and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Investors:

Rent-A-Center, Inc.

Brendan Metrano

VP, Investor Relations

972-801-1280

brendan.metrano@rentacenter.com